Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134378) of Nextest Systems Corporation of our report dated September 12, 2006, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 12, 2006